EXHIBIT 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Ronald L. Rubin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Home Diagnostics, Inc. on Form 10-K for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Home Diagnostics, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of Home Diagnostics, Inc.

By: Name:	/s/ Ronald L. Rubin Ronald L. Rubin
Title:	Sr. Vice-President and Chief Financial Officer
Date:	March 11, 2009